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                                                                    Exhibit 3(d)

                                FERRO CORPORATION

                               CODE OF REGULATIONS

                          As Amended on April 24, 1987


                                   ARTICLE I.

                            Meetings of Shareholders


              Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held at the principal office in the City of Cleveland, Ohio, at 10:00 A.M. or at such other time and such other place within or without the State of Ohio as the directors may determine on such date as the Board of Directors may determine. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

              Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or a majority of the directors acting with or without a meeting, or by shareholders holding twenty-five percent or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

              Section 3. NOTICE OF MEETINGS. A written or printed notice of every annual or special meeting of the shareholders, stating the time and place and the purposes thereof, shall be given to each shareholder entitled to notice as provided by law, which notice may be served upon a shareholder in person or may be mailed to his last address appearing on the books of the Corporation, at least ten days before any such meeting.

              Section 4. PERSONS BECOMING ENTITLED BY OPERATION OF LAW. Every person who by operation of law, by transfer, or by any other means whatsoever, shall become entitled to any share, or right or interest therein, shall be bound by every notice in respect of such share, which, prior to the entering of his name and address upon the books of the Corporation, shall have been duly given to the record holder from whom he derived his title to such share.

              Section 5. QUORUM AND ADJOURNMENTS. Except as may be otherwise required by law or by the Amended Articles of Incorporation, as amended from time to time, the holders of shares entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum to hold a shareholders' meeting. Any meeting, whether or not a quorum is present, may be adjourned from time to time and from place to place by vote of the holders of a majority of the voting shares represented thereat, without notice other than by announcement at such meeting.


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                                   ARTICLE II.

                                    Directors


              Section 1. NUMBER. The number of directors shall be not less than nine nor more than fifteen as may be determined by the vote of the shareholders entitling them to exercise a majority of the voting power of the Company at any annual meeting or special meeting called for the purpose of electing directors, and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid or by the directors as hereinafter provided. In addition to the authority of the shareholders to fix or change the number of directors, the directors, by majority vote of the directors in office, may change the number of directors and may fill any director's office that is created by an increase in the number of directors. In exercising the foregoing authority, the directors may not change the number of directors by more than two (2) from the number authorized by the shareholders at the last annual or special meeting of the shareholders at which the number of directors was fixed and in no event may the directors fix the number of directors at less than nine nor more than fifteen.

              Section 2. CLASSIFICATION AND ELECTION OF DIRECTORS. The directors shall be divided into three classes each consisting of not less than three nor more than five directors. At the annual meeting of shareholders in 1969, one class of directors shall be elected for a one year term, one class for a two year term and one class for a three year term. At each succeeding annual meeting of shareholders successors to the class of directors whose term expires in that year will be elected for a three year term. At such time as shareholders or directors fix or change the total number of directors comprising the Board, they shall also fix, or determine the adjustment to be made to, the number of directors comprising the three classes of directors, provided, however, that no reduction in the number of directors shall of itself result in the removal of or shorten the term of any incumbent director. In case of any increase in the number of directors of any class, any additional directors elected to such class shall hold office for a term which shall coincide with the term of such class. A separate election shall be held for each class of directors and for any director or directors added to an existing class as hereinabove provided. Election of directors at a meeting of the shareholders shall be by ballot whenever requested by any person entitled to vote at the meeting; but unless so requested, such election may be conducted in any way approved at such meeting.

              Section 3. TENURE OF OFFICE. A director shall hold office until the annual meeting for the year in which his term expires or until his successor is elected and qualified; subject, however, to prior resignation, death or removal as provided by law. A director may be elected to succeed himself.

              Section 4. VACANCIES. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Company until such vacancy is filled or until the number of directors is changed as above provided. The remaining directors, though less than a majority of the whole authorized number of directors, may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

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              Section 5. ORGANIZATION MEETING. After each annual meeting of the shareholders, or special meeting held in lieu thereof, the newly elected directors, if a quorum thereof be present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at their meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason said organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

              Section 6. REGULAR MEETINGS. Regular meetings of the directors may be held at such time and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors, and upon such notice, if any, as shall be so provided for.

              Section 7. SPECIAL MEETINGS. Special meetings of the directors may be held at any time within or without the State of Ohio, upon call by the Chairman of the Board, the President, or any two directors. Notice of each such meeting shall be given to each director by letter or telegram or telephone, or in person, not less than twenty-four hours prior to such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

              Section 8. QUORUM AND ADJOURNMENTS. A majority of the directors in office at the time shall constitute a quorum. Any meeting, whether or not a quorum is present, may be adjourned from time to time and place to place within or without the State of Ohio by vote of a majority of the directors present without notice other than by announcement at the meeting. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present.

              Section 9. COMPENSATION. The directors are authorized to fix a reasonable retainer for directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Article III hereof, or any combination of retainer and attendance fee, provided that no compensation as director shall be paid to any director who is an employee of the Corporation or of a subsidiary. In addition to such compensation or fees provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

              Section 10. EMERGENCY BY-LAWS. The directors are authorized to adopt emergency by-laws, subject to repeal or change by action of the shareholders, which shall be operative only during an emergency as defined in
Section 1701.01(U) of the Ohio Revised Code. Such emergency by-laws may make such provisions and have such effect as are permitted by Section 1701.111 of the Ohio Revised Code.
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                                  ARTICLE III.

                                   Committees.


              Section 1.  MEMBERSHIP AND ORGANIZATION OF EXECUTIVE COMMITTEE.

              (a) The directors may, at any time, elect from their number an Executive Committee which shall consist of not less than three members and which shall include in any event the President, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof. The directors may elect one or more directors as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee.

              (b) Vacancies occurring in the Committee may be filled by the directors.

              (c) The Committee may appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.

              Section 2.  MEETINGS OF EXECUTIVE COMMITTEE.

              (a) Stated meetings of the Committee may be held without notice of the time, place, or objects thereof and shall be held at such times and places within or without the State of Ohio as the Committee may from time to time determine.

              (b) Special meetings may be held at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members thereof, upon such notice as the Committee may from time to time determine.

              (c) The Committee may act without a meeting, by writing or writings signed by all its members.

              (d) A majority of the members of the Committee shall be necessary for the transaction of any business, and at any meeting the Committee may exercise any or all of its powers and any business which shall come before any meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to any action by it taken.

              Section 3. POWERS OF EXECUTIVE COMMITTEE. Except as its powers, duties, and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors the Committee shall possess and may exercise all the powers of the directors in the management and control of the business of the Corporation; provided, that the Committee shall not be empowered to declare dividends, elect officers, or fill vacancies among

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the directors or Executive Committee. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that rights of any third person shall be affected thereby.

               Section 4. OTHER COMMITTEES. The directors may elect other committees from among the directors in addition to or in lieu of the Executive Committee and give to them any of the powers that under the foregoing provisions could be vested in an Executive Committee. Sections 1 and 2 of this Article and the reporting requirements of Section 3 of this Article shall be applicable to such other committees, except that the President need not be a member of any such committee.


                                   ARTICLE IV.

                                    Officers


               Section 1. OFFICERS DESIGNATED. The directors at their organization meeting or special meeting held in lieu thereof shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer, and, in their discretion, a Chairman of the Board and such other officers as the directors may deem necessary. The Chairman of the Board and the President shall, and the other officers may, but need not, be chosen from among the directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity.

              Section 2. TENURE OF OFFICE. The officers of the Corporation shall hold office until the next annual meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death, or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

              Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at meetings of the shareholders and of the directors, and shall have such other powers and duties as from time to time may be prescribed by the directors.

              Section 4. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside at meetings of the shareholders and of the directors. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation and shall have such other powers and duties as may be prescribed by the directors.

              Section 5. CHIEF EXECUTIVE OFFICER. Either the Chairman of the Board or the President shall be designated by the directors as the chief executive officer of the Corporation and the one so designated shall have general supervision over its property, business, and affairs and shall perform all duties incident to such office, subject to the directions of the directors.

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              Section 6. VICE PRESIDENTS. The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the President. In the case of absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the directors, shall perform the President's duties. In case the President and the Vice President or Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.

              Section 7. SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders and of the directors. He shall keep such records as may be required by the directors, shall have charge of the seal of the Corporation, shall give all notices of shareholders' and directors' meetings required by law or by these Regulations or otherwise, provided that any person or persons entitled to call a shareholders' or directors' meeting may give such notice. The Secretary shall have such other powers and duties as the directors may prescribe.

              Section 8. TREASURER. The Treasurer shall receive and have in charge all moneys, bills, notes, bonds, stocks and securities in other corporations, and similar property belonging to the Corporation and shall do with the same as may be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor or to the directors all property, books, papers, and moneys of the Corporation in his hands. The Treasurer shall have such other powers and duties as the directors may prescribe.

              Section 9. OTHER OFFICERS. Any Assistant Secretary or Assistant Treasurer and any other officer the directors may elect shall have such powers and duties as the directors may prescribe.

              Section 10. AUTHORITY TO EXECUTE DOCUMENTS. The authority of each Vice President, the Secretary, and the Treasurer to execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation shall be coordinate with the like powers of the President, and any such instrument so executed by any Vice President, the Secretary, or the Treasurer shall be as valid and binding as though executed by the President.

              Section 11. DELEGATION OF DUTIES. The directors are authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

              Section 12. COMPENSATION. The directors are authorized to determine or to provide the method of determining the compensation of all officers.

              Section 13. BOND. Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

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              Section 14. SIGNING CHECKS AND OTHER INSTRUMENTS. The directors are authorized to determine or provide the method of determining the manner in which checks, notes, bills of exchange, and other obligations and instruments of the Corporation shall be signed, countersigned, or endorsed.


                                   ARTICLE V.

                                 Indemnification


              The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.


                                   ARTICLE VI.

                                 Corporate Seal


              The corporate seal of the Corporation shall be circular in form and contain the name of the Corporation.
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                                  ARTICLE VII.

                                   Amendments


              These regulations may be altered, changed, or amended in any respect or superseded by new regulations in whole or in part by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation at any annual or special meeting called for such purpose, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation. In case of adoption of any regulation or amendment by such written consent, the Secretary shall enter the same in his records and mail a copy thereof to each shareholder entitled to vote who did not participate in the adoption thereof.